Exhibit 10.1

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

    THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT dated September 25, 2014, is made by and between Wheeler Interests, LLC, a Virginia limited liability company, (the “Assignor”), and WHLR-Bryan Station LLC, a Delaware limited liability company (the “Assignee”).

Background:

A.    Assignor and ERP Bryan Station, LLC, a Delaware limited liability company (the “Seller”) previously entered into a Purchase and Sale Agreement, dated July 30, 2014 (the “Agreement”), with respect to the purchase of a shopping center site located at Lexington, Kentucky;

B.    Assignor desires to assign the Agreement to Assignee, and Assignee desires to accept the assignment;

Agreement:

For and in consideration for the sum of One Dollar ($1.00) cash in hand paid and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Assignor hereby assigns all of its rights and delegates all of its obligations under the Agreement to Assignee, including all rights to any earnest money deposit or other payment, and Assignee hereby accepts the assignment of the rights of Assignor under the Agreement and assumes all of the obligations and liabilities of Assignor under the Agreement.

(Signature Page Follows)

In Witness Whereof, the parties have executed this Assignment as of the 25th day of September, 2014.

ASSIGNOR:

Wheeler Interests, LLC
a Virginia limited liability company

By: /s/ Jon S. Wheeler
Jon S. Wheeler, its Managing Member

ASSIGNEE:

WHLR-Bryan Station, a Delaware limited liability company

By: /s/ Jon S. Wheeler
By Jon S. Wheeler, its Manager